UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) June 7, 2010
RHI ENTERTAINMENT, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	001-34102	36-4614616

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1325 Avenue of Americas, 21st Floor, New York, NY	10019

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (212) 977-9001
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On June 7, 2010, William J. Aliber, the Chief Financial Officer of RHI Entertainment, Inc. (the “Company”), notified the Company that he will be resigning his position to pursue other opportunities closer to his Kansas City home. Mr. Aliber will remain with the Company until sometime in August 2010 to assist in the transition of his responsibilities and the Company’s ongoing restructuring efforts. Mr. Aliber’s resignation did not result from any disagreements with the Company on any matter relating to the Company’s operations, policies or practices, nor was it related to the Company’s ongoing efforts to restructure its indebtedness and capital structure.
Upon Mr. Aliber’s departure, Michael J. Scarpelli, age 35, will assume most of Mr. Aliber’s current responsibilities. Mr. Scarpelli has been serving as Senior Vice President, Finance and Controller of the Company since January 2009. In this role, Mr. Scarpelli has been responsible for overall financial management of the Company, including financial and strategic planning, reporting and analysis, and communications to the investment community. Mr. Scarpelli joined the Company in May 2006 as Controller. He was promoted in June 2007 to Vice President, Finance and Controller, and promoted again in January 2009 to his current position. Prior to joining the Company, Mr. Scarpelli was a Senior Manager in the Entertainment and Media practice of PricewaterhouseCoopers. The Company intends to amend Mr. Scarpelli’s employment contract when he assumes additional responsibilities in August 2010.
Item 8.01. Other Events
In connection with its ongoing restructuring efforts, on June 7, 2010 the Company announced that it had engaged Robert Del Genio of Conway, Del Genio, Gries & Co., LLC (“ CDG”) as Strategic Planning Officer of the Company. Mr. Del Genio will report to the Company’s Board of Directors, and will, among other functions, communicate frequently with the Company’s lenders and their representatives regarding the Company’s activities, cash flows, cost controls and restructuring efforts. To the extent necessary, Mr. Del Genio also will assist the Company in connection with the preparation for, and administration of, any bankruptcy filing under Chapter 11 of the U.S. Bankruptcy Code.
Mr. Del Genio has an extensive background in finance and accounting, including as Corporate Finance Partner and National Director of Ernst & Young LLP. He will assist, advise and support the Company, as needed, in the transition of Mr. Aliber’s responsibilities.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RHI ENTERTAINMENT, INC. (Registrant)
Date: June 11, 2010	By:	/s/ Henry S. Hoberman
		Name:	Henry S. Hoberman
		Title:	Executive Vice President, General Counsel & Secretary

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